Exhibit 99.2

HOSPITALITY PROPERTIES TRUST

First Quarter 2010

Supplemental Operating and Financial Data

All amounts in this report are unaudited.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS SUPPLEMENTAL OPERATING AND FINANCIAL DATA REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

•                  OUR MANAGERS’ OR TENANTS’ ABILITY TO PAY RETURNS OR RENT TO US, INCLUDING THE ABILITY OF MARRIOTT AND CRESTLINE TO PAY THE FULL AMOUNT OF MINIMUM RETURNS OR RENTS DUE TO US IN THE FUTURE AND OUR ABILITY TO APPLY A PORTION OF MARRIOTT’S AND CRESTLINE’S SECURITY DEPOSITS WHICH WE HOLD TO COVER ANY SHORTFALLS;

•                  OUR ABILITY TO PAY DISTRIBUTIONS IN THE FUTURE AND THE AMOUNTS OF ANY SUCH DISTRIBUTIONS;

•                  OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL;

•                  OUR INTENT TO REFURBISH OR MAKE IMPROVEMENTS TO CERTAIN OF OUR PROPERTIES;

•                  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY;

•                  OUR ABILITY TO RENEW OR REFINANCE OUR REVOLVING CREDIT FACILITY;

•                  OUR ABILITY TO PAY INTEREST AND DEBT PRINCIPAL;

•                  OUR POLICIES AND PLANS REGARDING INVESTMENTS AND FINANCINGS;

•                  OUR TAX STATUS AS A REAL ESTATE INVESTMENT TRUST, OR REIT;

•                  OUR ABILITY TO PURCHASE ADDITIONAL PROPERTIES; AND

•                  OTHER MATTERS.

OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, CASH AVAILABLE FOR DISTRIBUTION, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS;

•                  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING TRUSTEES, TRAVELCENTERS OF AMERICA LLC, OR TA, AND REIT MANAGEMENT & RESEARCH LLC, OR RMR, AND ITS RELATED ENTITIES AND CLIENTS;

•                  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS AFFECTING THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES, ACCOUNTING RULES, TAX RULS AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE REAL ESTATE INDUSTRY OR THOSE INDUSTRIES IN WHICH OUR TENANTS OPERATE; AND

•                  ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MAN MADE OR NATURAL DISASTERS BEYOND OUR CONTROL.

FOR EXAMPLE:

•                  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS DEPENDS UPON A NUMBER OF FACTORS INCLUDING OUR FUTURE EARNINGS. OUR ASSUMPTIONS ABOUT CONTINUING PAYMENTS FROM OUR TENANTS AND MANAGERS MAY PROVE INACCURATE, AND OUR TENANTS AND MANAGERS MAY NOT PAY ALL OF THE AMOUNTS DUE TO US. WE MAY BE UNABLE TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES OR PREFERRED SHARES AND FUTURE DISTRIBUTIONS MAY BE SUSPENDED OR PAID AT A LESSER RATE THAN THE DISTRIBUTIONS WE NOW PAY;

•                  IF THE AVAILABILITY OF DEBT CAPITAL BECOMES RESTRICTED WE MAY BE UNABLE TO RENEW, REFINANCE OR REPAY OUR REVOLVING CREDIT FACILITY OR OUR OTHER DEBT OBLIGATIONS WHEN THEY BECOME DUE OR ON TERMS WHICH ARE AS FAVORABLE AS WE NOW HAVE;

•                  THE MARRIOTT AND CRESTLINE SECURITY DEPOSITS WHICH WE HOLD ARE NOT IN SEGREGATED CASH ACCOUNTS OR OTHERWISE SEPARATE FROM OUR OTHER ASSETS AND LIABLITIES. ACCORDINGLY, WHEN WE RECORD INCOME BY REDUCING OUR SECURITY DEPOSIT LIABILITY, WE DO NOT RECEIVE ANY CASH PAYMENT. BECAUSE WE DO NOT RECEIVE A CASH PAYMENT AND BECAUSE THE AMOUNT OF THE SECURITY DEPOSITS AVAILABLE FOR FUTURE USE IS REDUCED AS WE APPLY SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS, MARRIOTT’S OR CRESTLINE’S FAILURE TO PAY MINIMUM RETURNS OR RENTS DUE TO US MAY REDUCE OUR CASH FLOWS AND OUR ABILITY TO PAY DISTRIBUTIONS TO SHAREHOLDERS;

•                  HOTEL ROOM DEMAND IS USUALLY A REFLECTION OF THE GENERAL ECONOMIC ACTIVITY IN THE COUNTRY. IF HOTEL ROOM DEMAND BECOMES FURTHER DEPRESSED, THE OPERATING RESULTS OF OUR HOTELS MAY DECLINE, THE FINANCIAL RESULTS OF OUR HOTEL OPERATORS AND TENANTS MAY SUFFER AND THESE OPERATORS AND TENANTS MAY BE UNABLE TO PAY OUR RETURNS OR RENTS;

•                  CONTINUED DEPRESSED HOTEL OPERATING RESULTS MAY RESULT IN THE GUARANTORS OF OUR MINIMUM RETURNS OR RENTS DUE FROM OUR HOTEL INVESTMENTS BECOMING UNABLE OR UNWILLING TO MEET THEIR OBLIGATIONS OR THEIR GUARANTEES MAY BE EXHAUSTED;

•                  THE DESCRIPTION OF OUR ARRANGEMENT WITH TA AS A DEFERRAL AGREEMENT MAY IMPLY THAT RENT AMOUNTS WHICH ARE NOT PAID WILL BE LATER PAID. IN FACT, SINCE ITS FORMATION, TA HAS NOT PRODUCED CONSISTENT OPERATING PROFITS. IF THE U.S. ECONOMY DOES NOT IMPROVE FROM CURRENT LEVELS OF COMMERCIAL ACTIVITY IN A REASONABLE TIME PERIOD, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY THE DEFERRED RENTS DUE TO US;

•                  THE CURRENT DEPRESSED LEVELS OF U.S. TRUCKING ACTIVITY MAY CONTINUE FOR LONGER OR BECOME WORSE THAN WE NOW ANTICIPATE. SUCH CIRCUMSTANCES MAY FURTHER REDUCE THE DEMAND FOR GOODS AND SERVICES SOLD BY TA, OUR TRAVEL CENTERS TENANT, AND FURTHER REDUCE TA’S ABILITY TO GENERATE THE CASH FLOWS NECESSARY TO PAY OUR RENTS;

•                  THE PRICE WHICH TA MUST PAY TO PURCHASE DIESEL FUEL AND OTHER PRODUCTS WHICH IT SELLS MAY MATERIALLY INCREASE, AND THESE PRICE INCREASES MAY INCREASE TA’s WORKING CAPITAL REQUIREMENTS MORE THAN CURRENTLY EXPECTED AND REDUCE TA’s ABILITY TO PAY OUR RENTS;

•                  FUEL CONSERVATION EFFORTS, AN EXTENDED PERIOD OF LIMITED ACTIVITY IN THE HOUSING DEVELOPMENT INDUSTRY OR A SIGNIFICANT AND PROLONGED DECLINE IN THE IMPORT INTO THE U.S. OF CONSUMER GOODS, MAY EACH AFFECT THE DEMAND FOR TA’S GOODS AND SERVICES AND TA’S ABILITY TO PAY RENTS TO US, INCLUDING DEFERRED AMOUNTS DUE TO US; AND

•                  WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING TERMS, MANAGEMENT AGREEMENTS OR LEASE TERMS FOR NEW PROPERTIES.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER ITEM 1A. “RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009.

THESE UNEXPECTED RESULTS COULD OCCUR FOR MANY DIFFERENT REASONS, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS NATURAL DISASTERS, PANDEMICS OR CHANGES IN OUR MANAGERS’ OR TENANTS’ REVENUES OR COSTS, OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

CORPORATE INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

COMPANY PROFILE

The Company:

Hospitality Properties Trust, or HPT, we, or us, is a real estate investment trust, or REIT. As of March 31, 2010, we owned 289 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. At March 31, 2010, our properties were operated by other companies under 13 long term management or lease agreements. We are the only investment grade rated, publicly owned hospitality REIT in the country and we are currently included in a number of financial indices, including the S&P MidCap 400 Index, the Russell 1000 Index, the MSCI U.S. REIT Index, the FTSE EPRA/NAREIT United States Index and the S&P REIT Composite Index.

Management:

HPT is managed by Reit Management & Research LLC, or RMR. RMR is a real estate management company which was founded in 1986 to manage public investments in real estate. As of March 31, 2010, RMR managed one of the largest portfolios of publicly owned real estate in North America, including approximately 1,360 properties located in 45 states, Washington, D.C., Puerto Rico and Ontario, Canada. RMR has more than 600 employees in its headquarters and regional offices located throughout the U.S. In addition to managing HPT, RMR also manages HRPT Properties Trust, a publicly traded REIT that primarily owns office and industrial properties, Senior Housing Properties Trust, or SNH, a publicly traded REIT that primarily owns healthcare and senior living properties, and Government Properties Income Trust, a publicly traded REIT that primarily owns buildings majority leased to government tenants located throughout the U.S. RMR also provides management services to Five Star Quality Care, Inc., a healthcare services company which is a tenant of SNH, and TravelCenters of America LLC, or TA, an operator of travel centers, which is our largest tenant. An affiliate of RMR, RMR Advisors, Inc., is the investment manager of mutual funds which principally invest in securities of unaffiliated real estate companies. The public companies managed by RMR and its affiliates had combined total gross assets of approximately $17 billion as of March 31, 2010. We believe that being managed by RMR is a competitive advantage for HPT because RMR provides us with a depth and quality of management and experience which may be unequaled in the real estate industry. We also believe RMR provides management services to HPT at costs that are lower than we would have to pay for similar quality services.

Strategy:

Our business strategy is to maintain and grow an investment portfolio of high quality hotels and travel centers operated by qualified managers. Our properties are managed or leased under long term agreements that provide us cash flows in the form of returns and rents. We also seek to participate in operating improvements at our properties by charging rent increases based upon percentages of gross revenue increases at our properties and participating in hotel profits in excess of the minimum returns due to us at our managed hotels. Generally, we prefer to include multiple properties in one lease or management contract because we believe a single operating agreement for multiple properties in diverse locations enhances the stability of our cash flows. When we buy individual properties we usually add those properties to a combination lease or management agreement for other properties that we own. We believe we have a conservative capital structure and we limit the amount of debt financing we use.

Stock Exchange Listing:	Corporate Headquarters:

New York Stock Exchange	400 Centre Street
Newton, MA 02458
Trading Symbols:	(t) (617) 964-8389
(f) (617) 969-5730
Common Shares — HPT
Preferred Shares Series B — HPT-B
Preferred Shares Series C — HPT-C

Senior Unsecured Debt Ratings:

Standard & Poor’s — BBB
Moody’s — Baa2

Portfolio Data by Manager (as of 3/31/10):

							Percent
			Percent of			Annualized	of Total
		Number	Number		Percent of	Minimum	Minimum
	Number of	of Rooms/	of Rooms/	Investment	Total	Return /	Return /
Manager	Properties	Suites (1)	Suites (1)	(000s)	Investment	Rent (000s)	Rent

InterContinental	131	20,140	47%	$1,783,671	27%	$153,681	26%
Marriott International	125	17,920	42%	1,609,375	25%	163,655	28%
Hyatt	22	2,724	6%	301,942	5%	22,037	4%
Carlson	11	2,096	5%	202,251	3%	12,920	2%
TA (2)(3)	185	N/A	N/A	2,548,122	40%	236,259	40%
Total	474	42,880	100%	$6,445,361	100%	$588,552	100%

Operating Statistics by Operating Agreement (Q1 2010):

			Annualized	Percent
		Number	Minimum	of Total			RevPAR
	Number of	of Rooms/	Return /	Minimum	Coverage (4)		Change (5)
Operating Agreement	Properties	Suites (1)	Rent (000s)	Return / Rent	Q1	LTM	Q1	LTM

InterContinental (no. 1)	31	3,844	$37,882	6%	0.64x	0.75x	-0.8%	-12.0%
InterContinental (no. 2)	76	9,220	50,000	8%	0.53x	0.66x	-8.5%	-20.9%
InterContinental (no. 3)	14	4,139	44,258	8%	0.44x	0.62x	-5.7%	-16.1%
InterContinental (no. 4)	10	2,937	21,541	4%	0.43x	0.41x	-2.8%	-19.4%
Marriott (no. 1)	53	7,610	59,878	10%	0.70x	0.84x	-3.3%	-18.1%
Marriott (no. 2)	18	2,178	21,719	4%	0.52x	0.71x	1.8%	-13.7%
Marriott (no. 3)	34	5,020	44,199	8%	0.52x	0.66x	-5.1%	-18.1%
Marriott (no. 4)	19	2,756	28,509	5%	0.75x	0.65x	-5.6%	-18.7%
Marriott (no. 5)	1	356	9,350	1%	0.09x	-0.07x	-8.6%	-25.6%
Hyatt	22	2,724	22,037	4%	0.61x	0.69x	3.2%	-9.2%
Carlson	11	2,096	12,920	2%	0.57x	0.60x	-7.4%	-22.8%
TA (no. 1) (2)(3)	145	N/A	170,082	29%	0.84x	1.04x	N/A	N/A
TA (no. 2) (2)	40	N/A	66,177	11%	0.73x	0.93x	N/A	N/A
Total / Average	474	42,880	$588,552	100%			-4.1%	-17.4%

(1)	Eighteen (18) of our TA properties include hotels. The rooms associated with these hotels have been excluded from total number of rooms.
(2)

Effective July 1, 2008, we entered into a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5.0 million per month of rent under its two leases for the period July 1, 2008 until December 31, 2010. For the three months ended March 31, 2010, TA deferred $15.0 million in rents. TA rents presented in this report represent their contractual obligation and do not reflect any rent deferral or interest on deferred rents.

(3)

The amount of annual minimum rent payable to us under TA agreement no. 1 is scheduled to increase to $174.7 million and $179.8 million in 2011 and 2012, respectively. These represent contractual rent amounts and do not reflect any rent deferrals (see Note 2).

(4)

We define coverage as combined total property sales minus all property level expenses which are not subordinated to minimum payments to us and the required FF&E reserve contributions, divided by the minimum return or minimum rent payments due to us. TA rent coverage ratios have been calculated based upon the contractual rent amounts and do not reflect the impact of any rent deferrals (see Note 2).

(5)	We define RevPAR as hotel room revenue per day per available room. RevPar change is the RevPar percentage change in the periods ended March 31, 2010 over the comparable year earlier periods.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

INVESTOR INFORMATION

Board of Trustees

Barry M. Portnoy	Adam D. Portnoy
Managing Trustee	Managing Trustee

Bruce M. Gans, M.D.	William A. Lamkin
Independent Trustee	Independent Trustee

John L. Harrington
Independent Trustee

Senior Management

John G. Murray	Mark L. Kleifges
President and Chief Operating Officer	Treasurer and Chief Financial Officer

Ethan S. Bornstein
Senior Vice President

Contact Information

Investor Relations	Inquiries
Hospitality Properties Trust	Financial inquiries should be directed to Mark L. Kleifges,
400 Centre Street	Treasurer and Chief Financial Officer, at (617) 964-8389
Newton, MA 02458	or mkleifges@reitmr.com
(t) (617) 964-8389
(f) (617) 969-5730	Investor and media inquiries should be directed to
(email) info@hptreit.com	Timothy A. Bonang, Vice President of Investor Relations, at
(website) www.hptreit.com	(617) 796-8232 or tbonang@hptreit.com

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

RESEARCH COVERAGE

Equity Research Coverage

Baird	Stifel Nicolaus
David Loeb	Rod Petrik
(414) 765-7063	(410) 454-4131

Keefe, Bruyette & Woods	Wells Fargo Securities
Smedes Rose	Jeffrey Donnelly
(212) 887-3696	(617) 603-4262

RBC
Mike Salinsky
(216) 378-7627

Debt Research Coverage

Credit Suisse	Wells Fargo Securities
John Giordano	Thierry Perrein
(212) 538-4935	(704) 715-8455

UBS
Michael Dimler
(203) 719-3841

Rating Agencies

Moody’s Investors Service	Standard and Poor’s
Maria Maslovsky	Beth Campbell
(212) 553-4831	(212) 438-2415

HPT is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding HPT’s performance made by these analysts or agencies do not represent opinions, forecasts or predictions of HPT or its management. HPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

FINANCIAL INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

KEY FINANCIAL DATA

(amounts in thousands, except per share data)

	As of and For the Three Months Ended
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

Shares Outstanding:
Common shares outstanding (at end of period)	123,380	123,380	123,380	111,503	93,993
Weighted average common shares outstanding - basic and diluted (1)	123,380	123,380	118,780	95,344	93,992

Common Share Data:
Price at end of period	$23.95	$23.71	$20.37	$11.89	$12.00
High during period	$25.08	$24.27	$21.36	$15.48	$15.38
Low during period	$21.09	$17.96	$11.59	$9.04	$8.53
Annualized dividends declared per share (2)	$1.80	N/A	N/A	N/A	N/A
Annualized dividend yield (at end of period) (2)	7.5%	N/A	N/A	N/A	N/A

Book Capitalization:
Total debt	$2,194,955	$2,193,561	$2,192,181	$2,391,731	$2,675,783
Plus: total shareholders’ equity	3,068,450	3,091,931	3,067,932	2,845,651	2,608,921
Total book capitalization	$5,263,405	$5,285,492	$5,260,113	$5,237,382	$5,284,704
Total debt / total book capitalization	41.7%	41.5%	41.7%	45.7%	50.6%

Selected Balance Sheet Data:
Total assets	$5,499,826	$5,548,370	$5,520,403	$5,517,656	$5,554,934
Total liabilities	$2,431,376	$2,456,439	$2,452,471	$2,672,005	$2,946,013
Real estate, at cost	$6,437,353	$6,467,132	$6,451,733	$6,430,423	$6,426,100
Total debt / real estate, at cost	34.1%	33.9%	34.0%	37.2%	41.6%

Market Capitalization:
Total debt (book value)	$2,194,955	$2,193,561	$2,192,181	$2,391,731	$2,675,783
Plus: market value of preferred shares (at end of period)	371,892	353,941	328,608	263,608	197,897
Plus: market value of common shares (at end of period)	2,954,951	2,925,340	2,513,251	1,325,771	1,127,916
Total market capitalization	$5,521,798	$5,472,842	$5,034,040	$3,981,110	$4,001,596
Total debt / total market capitalization	39.8%	40.1%	43.5%	60.1%	66.9%

Selected Income Statement Data:
Total revenues (3)	$254,258	$251,371	$264,451	$267,082	$254,343
EBITDA (4)	$139,582	$134,405	$133,866	$134,482	$133,965
Net income available for common shareholders (3)(5)	$33,395	$25,502	$40,796	$43,550	$53,613
Funds from operations (FFO) available for common shareholders (3)(5)(7)	$94,266	$85,963	$91,078	$91,610	$89,581
Common distributions declared (2)	$55,521	N/A	N/A	N/A	N/A

Per Share Data:
Net income available for common shareholders (3)(5)(6)	$0.27	$0.21	$0.34	$0.46	$0.57
FFO available for common shareholders (3)(5)(7)	$0.76	$0.70	$0.77	$0.96	$0.95
Common distributions declared (2)	$0.45	N/A	N/A	N/A	N/A
FFO payout ratio	58.9%	N/A	N/A	N/A	N/A

Coverage Ratios:
EBITDA (4) / interest expense	3.8x	3.6x	3.8x	3.8x	3.7x
EBITDA (4) / interest expense and preferred distributions	3.1x	3.0x	3.2x	3.2x	3.0x

(1)	We had no outstanding dilutive common share equivalents during the periods presented.
(2)

On April 8, 2009, we announced the suspension of our regular quarterly common dividend for the remainder of 2009. On January 13, 2010, we announced a regular quarterly common dividend of $0.45 per share ($1.80 per share per year) payable to shareholders of record as of January 25, 2010; this dividend was paid on February 23, 2010.

(3)	Rental income for the quarter ended March 31, 2010 includes $2,850, or $0.02 per share, of interest earned under the terms of the rent deferral agreement with TA.
(4)	See page 16 for our calculation of EBITDA.
(5)

Includes for quarters ended March 31, 2010 and December 31, 2009, a $15,000, or $0.12 per share, rent deferral by TA. Includes for the quarter ended September 30, 2009, a $15,000, or $0.13 per share, rent deferral by TA. Includes for the quarters ended June 30, 2009 and March 31, 2009, a $15,000, or $0.16 per share, rent deferral by TA. We have not recognized the deferred rent as revenue due to uncertainties regarding future payments of these amounts by TA.

(6)

Includes for the quarter ended September 30, 2009 a $11,209, or $0.09 per share, gain on extinguishment of debt relating to the purchase of our 3.8% convertible senior notes due 2027. Includes for the quarter ended June 30, 2009 a $13,333, or $0.14 per share, gain on extinguishment of debt relating to the purchase of our 3.8% convertible senior notes due 2027 and various issues of our senior notes. Includes for the quarter ended March 31, 2009 a $26,555, or $0.28 per share, gain on extinguishment of debt relating to the purchase of our 3.8% convertible senior notes due 2027.

(7)	See page 17 for our calculation of FFO.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share data)

	As of March 31, 2010	As of December 31, 2009
ASSETS

Real estate properties, at cost:
Land	$1,392,472	$1,392,472
Buildings, improvements and equipment	5,044,881	5,074,660
	6,437,353	6,467,132
Accumulated depreciation	(1,270,427)	(1,260,624)
	5,166,926	5,206,508
Cash and cash equivalents	116,958	130,399
Restricted cash (FF&E reserve escrow)	33,569	25,083
Other assets, net	182,373	186,380
	$5,499,826	$5,548,370

LIABILITIES AND SHAREHOLDERS’ EQUITY

Senior notes, net of discounts	$1,935,204	$1,934,818
Convertible senior notes, net of discounts	256,300	255,269
Mortgage payable	3,451	3,474
Security deposits	142,071	151,587
Dividends payable	4,754	4,754
Accounts payable and other liabilities	86,679	103,678
Due to affiliate	2,917	2,859
Total liabilities	2,431,376	2,456,439

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulative redeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest, $0.01 par value; 150,000,000 shares authorized; 123,380,335 and 123,380,335 shares issued and outstanding, respectively	1,234	1,234
Additional paid in capital	3,462,209	3,462,209
Accumulated other comprehensive income	1,875	3,230
Cumulative net income	2,062,027	2,021,162
Cumulative preferred distributions	(160,991)	(153,521)
Cumulative common distributions	(2,688,043)	(2,632,522)
Total shareholders’ equity	3,068,450	3,091,931
	$5,499,826	$5,548,370

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	For the Three Months Ended
	3/31/2010	3/31/2009

Revenues:
Hotel operating revenues (1)	$169,291	$175,701
Rental income (1)(2)	79,502	73,791
FF&E reserve income (3)	5,315	4,803
Interest income	150	48
Total revenues	254,258	254,343

Expenses:
Hotel operating expenses (1)	105,400	111,454
Interest (including amortization of deferred financing costs and debt discounts of $2,405 and $3,357, respectively)	36,905	36,541
Depreciation and amortization	60,537	61,848
General and administrative	9,610	9,599
Total expenses	212,452	219,442

Income before gain on extinguishment of debt and income taxes	41,806	34,901
Gain on extinguishment of debt (4)	—	26,555
Income before income taxes	41,806	61,456
Income tax expense	(941)	(373)

Net income	40,865	61,083

Preferred distributions	(7,470)	(7,470)
Net income available for common shareholders	$33,395	$53,613

Weighted average common shares outstanding	123,380	93,992

Basic and diluted net income per common share:
Net income available for common shareholders	$0.27	$0.57

See notes to consolidated statement of income on page 14.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

NOTES TO CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(1)

At March 31, 2010, each of our 289 hotels is included in one of 11 operating agreements and 197 of our hotels are leased to one of our taxable REIT subsidiaries and managed by independent hotel operating companies and 92 are leased to third parties. Our 185 travel centers are leased under two agreements. Our consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers. Certain of our managed hotel portfolios had net operating results that were, in the aggregate, $28,590 and $20,391 less than the minimum returns due to us in the three months ended March 31, 2010 and December 31, 2009, respectively. We reflect these amounts in our consolidated statements of income as a reduction to hotel operating expenses when the minimum returns were funded by the manager of these hotels under the terms of our operating agreements, or in the case of our Marriott No. 3 agreement, applied from the security deposit we hold.

(2)

As permitted under the previously announced rent deferral agreement, TravelCenters of America LLC, or TA, elected to defer rent of $15,000, or $0.12 per share, and $15,000, or $0.16 per share, during the three months ended March 31, 2010 and 2009, respectively. As of March 31, 2010, TA has deferred rent totaling $105,000 under this agreement. We have not recognized any deferred rents as revenue due to uncertainties regarding future payments of these amounts by TA. Under the terms of the agreement, interest began to accrue on deferred amounts outstanding on January 1, 2010, at 1% per month, and we received and recorded $2,850, or $0.02 per share, of income for the first quarter of 2010 which has been reflected as rental income in our consolidated statements of income.

(3)

Various percentages of total sales at our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. We own all the FF&E escrows for our hotels. We report deposits by our third party tenants into the escrow accounts as FF&E reserve income. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(4)

During the first quarter of 2009, we recorded a $26,555, or $0.28 per share, non-cash gain on the extinguishment of debt relating to our purchase of $121,330 face amount of our 3.8% convertible senior notes due 2027 for an aggregate purchase price of $87,517, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $7,406 and a portion of the allocated equity component of $148.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended
	3/31/2010	3/31/2009

Cash flows from operating activities:
Net income	$40,865	$61,083
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	60,537	61,848
Amortization of deferred financing costs and debt discounts as interest	2,405	3,367
Security deposits applied to payment shortfalls	(9,516)	—
Other non-cash (income) expense, net	(489)	(729)
FF&E reserve income and deposits	(13,051)	(12,379)
Gain on extinguishment of debt	—	(26,555)
Change in assets and liabilities:
Increase in other assets	(2,088)	(1,147)
Decrease in accounts payable and other	(19,699)	(29,732)
Increase (decrease) in due to affiliate	58	(87)
Cash provided by operating activities	59,022	55,669

Cash flows from investing activities:
Real estate acquisitions	(1,796)	(3,016)
FF&E reserve fundings	(7,656)	(45,921)
Investment in affiliated insurance company	(20)	(25)
Cash used in investing activities	(9,472)	(48,962)

Cash flows from financing activities:
Repurchase of convertible senior notes	—	(87,517)
Draws on revolving credit facility	—	185,000
Repayments of revolving credit facility	—	(35,000)
Deferred financing costs incurred	—	—
Distributions to preferred shareholders	(7,470)	(7,470)
Distributions to common shareholders	(55,521)	(72,374)
Cash used in financing activities	(62,991)	(17,361)

Decrease in cash and cash equivalents	(13,441)	(10,654)
Cash and cash equivalents at beginning of period	130,399	22,450
Cash and cash equivalents at end of period	$116,958	$11,796

Supplemental cash flow information:
Cash paid for interest	$60,164	$56,388
Cash paid for income taxes	28	130

Non cash investing activities:
Property managers’ deposits in FF&E reserve	$11,521	$11,675
Property managers’ purchases with FF&E reserve	(10,691)	(28,555)

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

CALCULATION OF EBITDA

(in thousands)

		For the Three Months Ended
		3/31/2010	3/31/2009

Net income		$40,865	$61,083
Plus:	Interest expense	36,905	36,541
	Depreciation and amortization	60,537	61,848
	Deferred percentage rent (1)	334	675
	Income taxes	941	373
Less:	Gain on extinguishment of debt (2)	—	(26,555)
EBITDA		$139,582	$133,965

(1)

In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of EBITDA for each quarter of the year. The fourth quarter EBITDA calculation excludes the amounts recognized during the first three quarters.

(2)

During the first quarter of 2009, we recorded a $26,555, or $0.28 per share, non-cash gain on the extinguishment of debt relating to our purchase of $121,330 face amount of our 3.8% convertible senior notes due 2027 for an aggregate purchase price of $87,517, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $7,406 and a portion of the allocated equity component of $148.

We compute EBITDA, or earnings before interest, taxes, depreciation and amortization, as net income plus interest expense, depreciation and amortization expense, income tax expense and deferred percentage rent, less gain on extinguishment of debt. Other companies may calculate EBITDA differently than we do.  We consider EBITDA to be an appropriate measure of our performance, along with net income and cash flow from operating, investing and financing activities. We believe EBITDA provides useful information to investors because by excluding the effects of certain historical costs, such as interest and depreciation and amortization expense, EBITDA can facilitate a comparison of our current operating performance with our past operating performance and of operating performance among REITs. EBITDA does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

CALCULATION OF FUNDS FROM OPERATIONS (FFO)

(in thousands, except per share data)

		For the Three Months Ended
		3/31/2010	3/31/2009

Net income available for common shareholders		$33,395	$53,613
Plus:	Depreciation and amortization	60,537	61,848
	Deferred percentage rent (1)	334	675
Less:	Gain on extinguishment of debt (2)	—	(26,555)
FFO available for common shareholders		$94,266	$89,581

Weighted average shares outstanding		123,380	93,992

Net income available for common shareholders per share		$0.27	$0.57
FFO available for common shareholders per share		$0.76	$0.95

(1)

In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(2)

During the first quarter of 2009, we recorded a $26,555, or $0.28 per share, non-cash gain on the extinguishment of debt relating to our purchase of $121,330 face amount of our 3.8% convertible senior notes due 2027 for an aggregate purchase price of $87,517, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $7,406 and a portion of the allocated equity component of $148.

We compute FFO as shown above. Our calculation of FFO differs from the definition of FFO by the National Association of Real Estate Investment Trusts, or NAREIT, because we include deferred percentage rent (see Note 1) and exclude gain on extinguishment of debt (see Note 2).  We consider FFO to be an appropriate measure of performance for a real estate investment trust, or REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, FFO can facilitate a comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance.  Also, other REIT’s may calculate FFO differently than we do.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

SEGMENT INFORMATION

(in thousands)

	For the Three Months Ended March 31, 2010
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$169,291	$—	$—	$169,291
Rental income	35,780	43,722	—	79,502
FF&E reserve income	5,315	—	—	5,315
Interest income	—	—	150	150
Total revenues	210,386	43,722	150	254,258
Hotel operating expenses	(105,400)	—	—	(105,400)
Operating income	104,986	43,722	150	148,858

Interest expense	—	—	36,905	36,905
Depreciation and amortization expense	40,481	20,056	—	60,537
General and administrative expense	—	—	9,610	9,610
Total non-operating expenses	40,481	20,056	46,515	107,052

Income (loss) before income taxes	64,505	23,666	(46,365)	41,806
Income tax expense	—	—	(941)	(941)

Net income (loss)	$64,505	$23,666	$(47,306)	$40,865

	For the Three Months Ended March 31, 2009
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$175,701	$—	$—	$175,701
Rental income	31,593	42,198	—	73,791
FF&E reserve income	4,803	—	—	4,803
Interest income	—	—	48	48
Total revenues	212,097	42,198	48	254,343
Hotel operating expenses	(111,454)	—	—	(111,454)
Operating income	100,643	42,198	48	142,889

Interest expense	—	—	36,541	36,541
Depreciation and amortization expense	40,409	21,439	—	61,848
General and administrative expense	—	—	9,599	9,599
Total non-operating expenses	40,409	21,439	46,140	107,988

Income (loss) before gain on extinguishment of debt and income taxes	60,234	20,759	(46,092)	34,901
Gain on extinguishment of debt	—	—	26,555	26,555
Income (loss) before income taxes	60,234	20,759	(19,537)	61,456
Income tax expense	—	—	(373)	(373)

Net income (loss)	$60,234	$20,759	$(19,910)	$61,083

	As of March 31, 2010
	Hotels	Travel Centers	Corporate	Consolidated

Total assets	$3,105,863	$2,259,471	$134,492	$5,499,826

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

DEBT SUMMARY

(dollars in thousands)

	Interest	Principal		Maturity		Years to
	Rate	Balance		Date		Maturity

Secured Fixed Rate Debt:

Mortgage - secured by one hotel in Overland Park, KS	8.300%	$3,451		07/01/11		1.3

Unsecured Debt:

Unsecured Floating Rate Debt:
Revolving credit facility (LIBOR + 55 bps) (1)	—	$—		10/24/10		0.6

Unsecured Fixed Rate Debt:
Senior notes due 2010	9.125%	$50,000		07/15/10		0.3
Senior notes due 2012	6.850%	100,829		07/15/12		2.3
Senior notes due 2013	6.750%	287,000		02/15/13		2.9
Senior notes due 2014	7.875%	300,000		08/15/14		4.4
Senior notes due 2015	5.125%	280,000		02/15/15		4.9
Senior notes due 2016	6.300%	275,000		06/15/16		6.2
Senior notes due 2017	5.625%	300,000		03/15/17		7.0
Senior notes due 2018	6.700%	350,000		01/15/18		7.8
Convertible senior notes due 2027	3.800%	264,750	(2)	03/15/27	(3)	17.0
Total / weighted average unsecured fixed rate debt	6.184%	$2,207,579				6.7

Weighted average secured fixed rate debt / total	8.300%	$3,451				1.3
Weighted average unsecured floating rate debt / total	—	—				0.6
Weighted average unsecured fixed rate debt / total	6.184%	2,207,579				6.7
Weighted average debt / total	6.188%	$2,211,030				6.7

(1)

We have no amounts outstanding on our $750 million revolving credit facility at March 31, 2010. Subject to certain conditions, at our option, this facility’s maturity date can be extended to October 24, 2011 upon our payment of a fee.

(2)

On April 13, 2010 we purchased at face value $139,111 of our 3.8% convertible senior notes due 2027 pursuant to a cash tender offer using existing cash balances. We expect to record a loss on debt extinguishment of approximately $5,241 in the 2010 second quarter.

(3)

The convertible senior notes are convertible if certain conditions are met (including certain changes in control) into cash equal to the principal amount of the notes and, to the extent the market price of our common shares exceeds the initial exchange price of $50.50 per share, subject to adjustment, either cash or our common shares at our option with a value based on such excess amount. Holders of our convertible senior notes may require us to repurchase all or a portion of the notes on March 20, 2012, March 15, 2017, and March 15, 2022, or upon the occurrence of certain change in control events prior to March 20, 2012.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

DEBT MATURITY SCHEDULE

(dollars in thousands)

	Scheduled Principal Payments During Period
	Secured	Unsecured	Unsecured
	Fixed Rate	Floating	Fixed
Year	Debt	Rate Debt	Rate Debt		Total
2010	$68	$—	$50,000		$50,068
2011	3,383	—	—		3,383
2012	—	—	100,829		100,829
2013	—	—	287,000		287,000
2014	—	—	300,000		300,000
2015	—	—	280,000		280,000
2016	—	—	275,000		275,000
2017	—	—	300,000		300,000
2018	—	—	350,000		350,000
2027	—	—	264,750	(1) (2)	264,750
	$3,451	$—	$2,207,579		$2,211,030

(1)

On April 13, 2010 we purchased at face value $139,111 of our 3.8% convertible senior notes due 2027 pursuant to a cash tender offer using existing cash balances. We expect to record a loss on debt extinguishment of approximately $5,241 in the 2010 second quarter.

(2)

The convertible senior notes are convertible if certain conditions are met (including certain changes in control) into cash equal to the principal amount of the notes and, to the extent the market price of our common shares exceeds the initial exchange price of $50.50 per share, subject to adjustment, either cash or our common shares at our option with a value based on such excess amount. Holders of our convertible senior notes may require us to repurchase all or a portion of the notes on March 20, 2012, March 15, 2017, and March 15, 2022, or upon the occurrence of certain change in control events prior to March 20, 2012.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Leverage Ratios:

Total debt / total assets	39.9%	39.5%	39.7%	43.3%	48.2%
Total debt / real estate assets, at cost	34.1%	33.9%	34.0%	37.2%	41.6%
Total debt / total book capitalization	41.7%	41.5%	41.7%	45.7%	50.6%
Total debt / total market capitalization	39.8%	40.1%	43.5%	60.1%	66.9%
Secured debt / total assets	0.1%	0.1%	0.1%	0.1%	0.1%
Variable rate debt / total debt	0.0%	0.0%	0.0%	13.8%	20.4%

Coverage Ratios:

EBITDA (1) / interest expense	3.8x	3.6x	3.8x	3.8x	3.7x
EBITDA (1) / interest expense and preferred distributions	3.1x	3.0x	3.2x	3.2x	3.0x

Public Debt Covenants: (2)

Total debt / adjusted total assets - allowable maximum 60.0%	33.4%	33.2%	33.6%	37.0%	41.4%
Secured debt / adjusted total assets - allowable maximum 40.0%	0.1%	0.1%	0.1%	0.1%	0.1%
Consolidated income available for debt service / debt service - required minimum 1.50x	3.64x	3.57x	3.69x	3.76x	3.63x
Total unencumbered assets to unsecured debt - required minimum 150% / 200%	300.0%	301.9%	298.1%	270.1%	241.4%

(1)	See page 16 for our calculation of EBITDA.

(2)

Adjusted total assets and unencumbered assets include original cost of real estate assets and acquisition costs less impairment write downs and exclude depreciation and amortization, accounts receivable and intangible assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, gains and losses on sales of property and amortization of deferred charges. Debt service excludes non-cash interest related to our convertible senior notes.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

FF&E RESERVE ESCROWS (1)

(dollars in thousands)

	For the Three Months Ended
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

FF&E reserves (beginning of period)	$25,083	$25,717	$23,626	$25,014	$32,026
Manager deposits	11,521	13,425	12,952	13,091	11,675
HPT fundings (2):
Marriott	7,656	2,823	3,592	1,464	5,022
Hyatt	—	—	600	2,000	—
InterContinental	—	—	—	—	4,846
Hotel improvements	(10,691)	(16,882)	(15,053)	(17,943)	(28,555)
FF&E reserves (end of period)	$33,569	$25,083	$25,717	$23,626	$25,014

(1)

Generally, each of our hotel operating agreements require the deposit of a percentage of gross hotel revenues into escrows to fund periodic hotel renovations, or FF&E reserves. For recently built or renovated hotels, this requirement may be deferred for a period. We own all the FF&E reserve escrows for our hotels.

(2)

Represents FF&E reserve deposits not funded by hotel operations, but separately funded by us. The operating agreements for our hotels generally provide that, if necessary, we will provide FF&E funding in excess of escrowed reserves. To the extent we make such fundings, our annual minimum returns or rent generally increases by a percentage of the amounts we fund.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

2010 ACQUISITIONS AND DISPOSITIONS INFORMATION

(dollars in thousands)

2010 ACQUISITIONS (through 3/31/2010):

				Number			Purchase
Date				of Rooms	Operating	Purchase	Price per
Acquired	Properties	Brand	Location	/ Suites	Agreement	Price	Room / Suite

There were no acquisitions during the three months ended March 31, 2010.

2010 DISPOSITIONS (through 3/31/2010):

				Number			Sales
Date				of Rooms	Operating	Sales	Price per
Disposed	Properties	Brand	Location	/ Suites	Agreement	Price	Room / Suite

There were no dispositions during the three months ended March 31, 2010.

OPERATING AGREEMENTS
AND PORTFOLIO INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

SUMMARY OF OPERATING AGREEMENTS

(dollars in thousands)

Operating Agreement	Marriott (No. 1)	Marriott (No. 2)	Marriott (No. 3)	Marriott (No. 4)	Marriott (No. 5)	InterContinental (No. 1)	InterContinental (No. 2)

Number of Properties	53	18	34	19	1	31	76

Number of Rooms / Suites	7,610	2,178	5,020	2,756	356	3,844	9,220

Property Brands	Courtyard by Marriott®	Residence Inn by Marriott®	Marriott® / Residence Inn by Marriott® / Courtyard by Marriott® / TownePlace Suites by Marriott® / SpringHill Suites by Marriott®	Residence Inn by Marriott® / Courtyard by Marriott® / TownePlace Suites by Marriott® / SpringHill Suites by Marriott®	Marriott®	Staybridge Suites®	Candlewood Suites®

Number of States	24	14	14	14	1	16	29

Manager	Subsidiary of Marriott International	Subsidiary of Marriott International	Subsidiaries of Marriott International	Subsidiaries of Marriott International	Subsidiary of Marriott International	Subsidiary of InterContinental	Subsidiary of InterContinental

Tenant	Subsidiary of Host Hotels & Resorts Subleased to Subsidiary of Barcelo Crestline	Subsidiary of Host Hotels & Resorts Subleased to Subsidiary of Barcelo Crestline	Our TRS	Subsidiary of Barcelo Crestline	Subsidiary of Marriott International	Our TRS	Our TRS

Investment (1)	$600,153	$217,379	$427,543	$274,222	$90,078	$436,708	$589,405

End of Current Term	2012	2010	2019	2015	2019	2031	2028

Renewal Options (2)	3 for 12 years each (3)	(4)	2 for 15 years each	2 for 10 years each	4 for 15 years each	2 for 12.5 years each	2 for 15 years each

Annual Minimum Return / Minimum Rent (5)	$59,878	$21,719	$44,199	$28,509	$9,350	$37,882	$50,000

Additional Return (6)	—	—	$711	—	—	—	$10,000

Percentage Return / Rent (7)	5% of revenues above 1994/95 revenues	7.5% of revenues above 1996 revenues	7% of revenues above 2000/01 revenues	7% of revenues above 1999/2000 revenues	CPI based calculation	7.5% of revenues above 2004/06/08 revenues	7.5% of revenues above 2006/07 revenues

Security Deposit	$50,540	$17,220	$20,499 (8)	16,883 (9)	—	$36,872 (10)	—

Other Security Features	HPT controlled lockbox with minimum balance maintenance requirement; subtenant and subtenant parent minimum net worth requirement	HPT controlled lockbox with minimum balance maintenance requirement; subtenant and subtenant parent minimum net worth requirement		Tenant minimum net worth requirement	Marriott guarantee; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement

(1)	Amounts exclude expenditures made from FF&E reserves funded from hotel operations, but includes amounts funded by us separately.
(2)	Renewal options may be exercised by the manager or tenant for all, but not less than all, of the properties within each combination.
(3)

Although the tenant has not notified us of its intentions, it did disclose in a SEC filing its intent not to exercise its renewal option at the end of the current lease term. Under the terms of the lease, the tenant is required to provide us written notice of its renewal election no later than December 31, 2010. If the tenant elects not to renew the lease, upon expiration of the agreement on December 31, 2012, we expect to return the $50,540 security deposit to Host, to lease these hotels to one of our TRSs and to continue the existing hotel brand and management agreements with Marriott.

(4)

In November 2008, we were notified by the tenant that it will not exercise its renewal option at the end of the current lease term. Upon expiration of the agreement on December 31, 2010, we expect to return the $17,220 security deposit to Host, to lease these hotels to one of our TRSs and to continue the existing hotel brand and management agreements with Marriott.

(5)

Each management agreement or lease provides for payment to us of an annual minimum return or minimum rent, respectively. Management fees are generally subordinated to these minimum payment amounts and certain minimum payments are subject to full or limited guarantees.

(6)

These management agreements provide for annual additional return payments in the amount listed, to the extent of available cash flow after payment of operating costs, funding of the FF&E reserve, payment of our minimum return and payment of certain management fees. These amounts are generally not guaranteed or secured by deposits.

(7)

Certain of our management agreements and leases provide for payment to us of a percentage of increases in total sales over base year levels. Percentage returns under our management agreements are payable to us only to the extent of available cash flow, as defined in the agreements. The payment of percentage rent under our leases is not subject to available cash flow.

(8)

The original amount of this security deposit was $36,203. As of March 31, 2010, we have applied $15,704 of the security deposit to cover deficiencies in the minimum rent paid by Marriott for this agreement. An additional $1,321 was applied in April and May to cover additional deficiencies in the minimum rent. As of May 9, 2010, the balance of this security deposit is $19,178.

(9)

The original amount of this security deposit was $28,508. As of March 31, 2010, we have applied $11,625 of the security deposit to cover deficiencies in the minimum rent paid by Crestline for this agreement. An additional $1,041 was applied in April and May to cover additional deficiencies in the minimum rent and late charges. As of May 9, 2010, the balance of this security deposit is $15,842.

(10)	In addition to the limited guarantee, a single $36,872 deposit secures InterContinental’s obligations under the InterContinental No. 1, No. 3 and No. 4 portfolios.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

SUMMARY OF OPERATING AGREEMENTS

(dollars in thousands)

Operating Agreement	InterContinental (No. 3)	InterContinental (No. 4)	Hyatt	Carlson	TA (No. 1)	TA (No. 2)	Total / Range / Average (all investments)

Number of Properties	14	10	22	11	145	40	474

Number of Rooms / Suites	4,139	2,937	2,724	2,096	(1)	—	42,880 (1)

Property Brands	InterContinental® / Crowne Plaza® / Holiday Inn® / Staybridge Suites®	Crowne Plaza® / Staybridge Suites®	Hyatt Place®	Radisson Hotels & Resorts® / Park Plaza® Hotels & Resorts / Country Inn & Suites by CarlsonSM	TravelCenters of America®	Petro Stopping Centers®	16 Brands

Number of States	7 plus Ontario and Puerto Rico	5	14	7	39	25	44 plus Ontario and Puerto Rico

Manager	Subsidiaries of InterContinental	Subsidiaries of InterContinental	Subsidiary of Hyatt	Subsidiary of Carlson	TA	TA	5 Managers

Tenant	Our TRS and a subsidiary of InterContinental	Our TRS	Our TRS	Our TRS	Subsidiary of TA	Subsidiary of TA	5 Tenants

Investment (2)	$512,373	$245,185	$301,942	$202,251	$1,842,616	$705,506	6,445,361

End of Current Term	2029	2030	2030	2030	2022	2024	2010-2031

Renewal Options (3)	2 for 15 years each	2 for 15 years each	2 for 15 years each	2 for 15 years each	N/A	2 for 15 years each

Annual Minimum Return / Minimum Rent (4)	$44,258	$21,541	$22,037	$12,920	$170,082 (5)(6)	$66,177 (5)	$588,552

Additional Return (7)	$3,458	$1,750	50% of cash flow in excess of minimum return (8)	50% of cash flow in excess of minimum return (8)	—	—	$15,919

Percentage Return / Rent (9)	7.5% of revenues above 2006/07 revenues	7.5% of revenues above 2007 revenues	—	—	3% of non-fuel revenues and 0.3% of fuel revenues above 2011 revenues	3% of non-fuel revenues and 0.3% of fuel revenues above 2012 revenues

Security Deposit	$36,872 (10)	$36,872 (10)	—	—	—	—	$142,014

Other Security Features	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by Hyatt; parent minimum net worth requirement	Limited guarantee provided by Carlson; parent minimum net worth requirement	TA guarantee	TA guarantee

(1)	Eighteen (18) of our TA properties include hotels. The rooms associated with these hotels have been excluded from total hotel rooms.
(2)	Amounts exclude expenditures made from FF&E reserves funded from hotel operations, but includes amounts funded by us separately.
(3)	Renewal options may be exercised by the manager or tenant for all, but not less than all, of the properties within each combination.
(4)

Each management agreement or lease provides for payment to us of an annual minimum return or minimum rent, respectively. Management fees are generally subordinated to these minimum payment amounts and certain minimum payments are subject to full or limited guarantees.

(5)

Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5,000 per month of rent under the two leases for the period July 1, 2008 until December 31, 2010. For the three months ended March 31, 2010, TA deferred $15,000 in rents. TA rents presented in this report represent their contractual obligation and do not reflect any rent deferral or interest on deferred rents.

(6)	The amount of minimum rent payable to us by TA is scheduled to increase to $174,725 and $179,792 in 2011 and 2012, respectively.
(7)

These management agreements provide for annual additional return payments in the amount listed, to the extent of available cash flow after payment of operating costs, funding of the FF&E reserve, payment of our minimum return and payment of certain management fees. These amounts are not guaranteed or secured by deposits.

(8)

These management agreements provide for payment to us of 50% of available cash flow after payment of operating costs, funding the FF&E reserve, payment of our minimum return and reimbursement to the managers of working capital and guaranty advances, if any.

(9)

Certain of our management agreements and leases provide for payment to us of a percentage of increases in total sales over base year levels. Percentage returns under our management agreements are payable to us only to the extent of available cash flow, as defined in the agreements. The payment of percentage rent under our leases is not subject to available cash flow.

(10)	In addition to the limited guarantee, a single $36,872 deposit secures InterContinental’s obligations under the InterContinental No. 1, No. 3 and No. 4 portfolios.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

PORTFOLIO BY OPERATING AGREEMENT, MANAGER AND BRAND

(dollars in thousands)

		Percent of		Percent of				Annual	Percent of
	Number of	Number of	Number of	Number of		Percent of	Investment per	Minimum	Minimum
	Properties	Properties	Rooms / Suites (1)	Rooms / Suites (1)	Investment (2)	Investment	Room / Suite	Return / Rent	Return / Rent
By Operating Agreement:
InterContinental (no. 1)	31	7%	3,844	9%	$436,708	6%	$114	$37,882	6%
InterContinental (no. 2)	76	16%	9,220	21%	589,405	9%	64	50,000	8%
InterContinental (no. 3)	14	3%	4,139	10%	512,373	8%	124	44,258	8%
InterContinental (no. 4)	10	2%	2,937	7%	245,185	4%	83	21,541	4%
Marriott (no. 1)	53	11%	7,610	18%	600,153	9%	79	59,878	10%
Marriott (no. 2)	18	4%	2,178	5%	217,379	4%	100	21,719	4%
Marriott (no. 3)	34	7%	5,020	12%	427,543	7%	85	44,199	8%
Marriott (no. 4)	19	4%	2,756	6%	274,222	4%	100	28,509	5%
Marriott (no. 5)	1	—	356	1%	90,078	1%	253	9,350	1%
Hyatt	22	5%	2,724	6%	301,942	5%	111	22,037	4%
Carlson	11	2%	2,096	5%	202,251	3%	96	12,920	2%
TA (no. 1) (3)(4)	145	31%	N/A	N/A	1,842,616	29%	N/A	170,082	29%
TA (no. 2) (3)	40	8%	N/A	N/A	705,506	11%	N/A	66,177	11%
Total	474	100%	42,880	100%	$6,445,361	100%	$91	$588,552	100%

By Manager:
InterContinental	131	28%	20,140	47%	$1,783,671	27%	$89	$153,681	26%
Marriott International	125	27%	17,920	42%	1,609,375	25%	90	163,655	28%
Hyatt	22	5%	2,724	6%	301,942	5%	111	22,037	4%
Carlson	11	2%	2,096	5%	202,251	3%	96	12,920	2%
TA (3)(4)	185	38%	N/A	N/A	2,548,122	40%	N/A	236,259	40%
Total	474	100%	42,880	100%	$6,445,361	100%	$91	$588,552	100%

By Brand:
Candlewood Suites®	76	16%	9,220	22%	$589,405	9%	$64
Country Inn & Suites by CarlsonSM	5	1%	753	2%	75,055	1%	100
Courtyard by Marriott®	71	15%	10,281	24%	860,513	13%	84
Crowne Plaza®	12	3%	4,406	10%	380,784	6%	86
Holiday Inn®	3	1%	697	2%	35,526	1%	51
Hyatt PlaceTM	22	5%	2,724	6%	301,942	5%	111
InterContinental®	5	1%	1,479	3%	300,257	5%	203
Marriott Hotels®	3	1%	1,349	3%	160,425	2%	119
Park Plaza® Hotels & Resorts	1	0%	209	0%	11,042	0%	53
Radisson Hotels & Resorts®	5	1%	1,134	3%	116,156	2%	102
Residence Inn by Marriott®	37	8%	4,695	11%	463,195	8%	99
SpringHill Suites by Marriott®	2	0%	264	1%	20,897	0%	79
Staybridge Suites®	35	7%	4,338	10%	477,698	6%	110
TownePlace Suites by Marriott®	12	3%	1,331	3%	104,344	2%	78
TravelCenters of America®	145	30%	N/A	N/A	1,842,616	29%	N/A
Petro Stopping Centers®	40	8%	N/A	N/A	705,506	11%	N/A
Total	474	100%	42,880	100%	$6,445,361	100%	$91

(1)	Eighteen (18) of our TA properties include a hotel. The rooms associated with these hotels have been excluded from total hotel rooms.
(2)	Excludes expenditures made from FF&E reserves funded from hotel operations, but includes amounts separately funded by us.
(3)

Effective July 1, 2008, we entered into a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5,000 per month of rent under its two leases for the period July 1, 2008 until December 31, 2010. For the three months ended March 31, 2010, TA deferred $15,000 in rents. TA rents presented in this report represent their contractual obligation and do not reflect any rent deferral or interest on deferred rents.

(4)	The amount of minimum rent payable to us by TA is scheduled to increase to $174,725 and $179,792 in 2011 and 2012, respectively.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

OPERATING STATISTICS BY HOTEL OPERATING AGREEMENT

		No. of
	No. of	Rooms /	First Quarter (1)
	Hotels	Suites	2010	2009	Change
ADR
InterContinental (no. 1)	31	3,844	$96.96	$108.18	-10.4%
InterContinental (no. 2)	76	9,220	58.81	67.53	-12.9%
InterContinental (no. 3)	14	4,139	118.62	130.49	-9.1%
InterContinental (no. 4)	10	2,937	90.35	100.62	-10.2%
Marriott (no. 1)	53	7,610	105.61	117.52	-10.1%
Marriott (no. 2)	18	2,178	101.01	108.66	-7.0%
Marriott (no. 3)	34	5,020	94.63	104.24	-9.2%
Marriott (no. 4)	19	2,756	104.64	115.96	-9.8%
Marriott (no. 5)	1	356	191.89	213.97	-10.3%
Hyatt	22	2,724	83.49	98.01	-14.8%
Carlson	11	2,096	85.80	95.77	-10.4%
Total / Average	289	42,880	$91.67	$102.42	-10.5%

OCCUPANCY
InterContinental (no. 1)	31	3,844	70.4%	63.6%	6.8 pt
InterContinental (no. 2)	76	9,220	63.6%	60.5%	3.1 pt
InterContinental (no. 3)	14	4,139	69.8%	67.3%	2.5 pt
InterContinental (no. 4)	10	2,937	64.5%	59.6%	4.9 pt
Marriott (no. 1)	53	7,610	57.9%	53.8%	4.1 pt
Marriott (no. 2)	18	2,178	68.1%	62.2%	5.9 pt
Marriott (no. 3)	34	5,020	60.1%	57.5%	2.6 pt
Marriott (no. 4)	19	2,756	63.8%	61.0%	2.8 pt
Marriott (no. 5)	1	356	74.7%	73.3%	1.4 pt
Hyatt	22	2,724	73.5%	60.7%	12.8 pt
Carlson	11	2,096	58.2%	56.3%	1.9 pt
Total / Average	289	42,880	64.2%	59.9%	4.3 pt

RevPAR
InterContinental (no. 1)	31	3,844	$68.26	$68.80	-0.8%
InterContinental (no. 2)	76	9,220	37.40	40.86	-8.5%
InterContinental (no. 3)	14	4,139	82.80	87.82	-5.7%
InterContinental (no. 4)	10	2,937	58.28	59.97	-2.8%
Marriott (no. 1)	53	7,610	61.15	63.23	-3.3%
Marriott (no. 2)	18	2,178	68.79	67.59	1.8%
Marriott (no. 3)	34	5,020	56.87	59.94	-5.1%
Marriott (no. 4)	19	2,756	66.76	70.74	-5.6%
Marriott (no. 5)	1	356	143.34	156.84	-8.6%
Hyatt	22	2,724	61.37	59.49	3.2%
Carlson	11	2,096	49.94	53.92	-7.4%
Total / Average	289	42,880	$58.85	$61.35	-4.1%

(1)          Includes data for the calendar periods indicated, except for our Marriott® branded hotels, which include data for comparable fiscal periods.

“ADR” is average daily rate; “RevPAR” is revenue per available room.  All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods.  We have not independently verified our managers’ and tenants’ operating data.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

COVERAGE BY OPERATING AGREEMENT (1)

For the Twelve Months Ended (2)
Operating Agreement	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
InterContinental (no. 1)	0.75x	0.75x	0.82x	0.93x	1.03x
InterContinental (no. 2)	0.66x	0.72x	0.88x	1.08x	1.25x
InterContinental (no. 3)	0.62x	0.68x	0.80x	0.92x	1.08x
InterContinental (no. 4)	0.41x	0.40x	0.51x	0.67x	0.82x
Marriott (no. 1)	0.84x	0.88x	1.02x	1.17x	1.34x
Marriott (no. 2)	0.71x	0.72x	0.84x	0.96x	1.05x
Marriott (no. 3)	0.66x	0.69x	0.82x	0.94x	1.09x
Marriott (no. 4)	0.65x	0.68x	0.81x	0.90x	1.04x
Marriott (no. 5)	-0.07x	-0.07x	-0.02x	0.16x	0.23x
Hyatt	0.69x	0.72x	0.80x	0.88x	0.98x
Carlson	0.60x	0.66x	0.81x	0.97x	1.20x
TA (no. 1) (3)	1.04x	1.12x	1.30x	1.42x	1.48x
TA (no. 2) (3)	0.93x	1.05x	1.29x	1.50x	1.57x

For the Three Months Ended (2)
Operating Agreement	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
InterContinental (no. 1)	0.64x	0.62x	0.82x	0.92x	0.66x
InterContinental (no. 2)	0.53x	0.48x	0.75x	0.87x	0.80x
InterContinental (no. 3)	0.44x	0.39x	0.69x	0.97x	0.69x
InterContinental (no. 4)	0.43x	0.32x	0.31x	0.58x	0.41x
Marriott (no. 1)	0.70x	0.76x	0.93x	1.01x	0.84x
Marriott (no. 2)	0.52x	0.66x	0.86x	0.84x	0.54x
Marriott (no. 3)	0.52x	0.54x	0.76x	0.86x	0.65x
Marriott (no. 4)	0.75x	0.62x	0.54x	0.71x	0.88x
Marriott (no. 5)	0.09x	-0.19x	-0.27x	0.08x	0.16x
Hyatt	0.61x	0.55x	0.82x	0.78x	0.74x
Carlson	0.57x	0.50x	0.77x	0.59x	0.77x
TA (no. 1) (3)	0.84x	0.85x	1.33x	1.17x	1.12x
TA (no. 2) (3)	0.73x	0.71x	1.07x	1.22x	1.19x

(1)

We define coverage as combined total property sales minus all property level expenses which are not subordinated to minimum payments to us and the required FF&E reserve contributions (which data is provided to us by our managers or tenants), divided by the minimum return or minimum rent payments due to us.

(2)	Includes data for the calendar periods indicated, except for our Marriott® branded hotels, which include data for comparable fiscal periods.
(3)

Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5 million per month of rent under the two leases for the period July 1, 2008 until December 31, 2010. For each of the quarters ended March 31, 2009, June 30, 2009, September 30, 2009, December 31, 2009 and March 31, 2010, TA deferred $15 million in rents. TA rent coverage ratios have been calculated based upon the contractual rent amounts and do not reflect the impact of any rent deferral or interest on deferred rents.

All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers’ or tenants’ operating data.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2010

OPERATING AGREEMENT EXPIRATION SCHEDULE

(dollars in thousands)

	Annualized Minimum Return / Rent		% of Annualized Minimum Return / Rent	Cumulative % of Annualized Minimum Return / Rent
2010	21,719	(1)	3.7%	3.7%
2011	—		—	—
2012	59,878	(2)	10.2%	13.9%
2013	—		—	13.9%
2014	—		—	13.9%
2015	28,509	(3)	4.8%	18.7%
2016	—		—	18.7%
2017	—		—	18.7%
2018 and thereafter	478,446	(3)	81.3%	100.0%
Total	$588,552		100.0%

Weighted average remaining term	13.2 years

(1)

In November 2008, we were notified that the tenant will not exercise its renewal option at the end of the current lease term. Upon expiration of the agreement, we expect to return the $17,220 security deposit to Host, to lease the hotels to one of our taxable REIT subsidiaries and to continue the existing the hotel brand and management agreements with Marriott.

(2)

Although the tenant has not notified us of its intentions, it did disclose in a SEC filing its intent not to exercise its renewal option at the end of the current lease term. Under the terms of the lease, the tenant is required to provide us written notice of its renewal election no later than December 31, 2010. If the tenant elects not to renew the lease, upon expiration of the agreement on December 31, 2012, we expect to return the $50,540 security deposit to Host, to lease these hotels to one of our TRSs and to continue the existing hotel brand and management agreements with Marriott.

(3)

During the three months ended March 31, 2010, payments we have received under our lease to Crestline which expires in 2015 ($28.5 million/year) and under our management contract to Marriott which expires in 2019 ($44,200/year) have been less than the minimum amounts due to us by $3,030 and $6,486, respectively. The deficiencies in minimum payments due have reduced the security deposits that we hold from Crestline and from Marriott for these contracts. Other than applying the security deposits to cover the deficiencies in minimum amounts due to us, we have not yet determined what additional action, if any, we may take as a result of these defaults.